Exhibit 99.1

FiEE, Inc. Announces Reinitiation of Trading on Nasdaq

May 30, 2025

Company will resume trading under its existing symbol “MINM”

Hong Kong, May 30, 2025 — FiEE, Inc. (“FiEE, Inc.” or the “Company”), a technology company integrating IoT, connectivity and AI to redefine brand management solutions in the digital era, is pleased to announce that following a hearing before the Nasdaq Hearings Panel (the “Panel”) on May 13, 2025, the Panel issued a decision on May 29, 2025, stating that Nasdaq will reinstate trading of the Company’s common stock on the Nasdaq Capital Market at the open of business on Monday, June 2, 2025 under the ticker symbol “MINM”.

Rafael Li, Chief Executive Officer of FiEE, commented, “We are honored to announce the reinitiation of trading of our common stock on Nasdaq, a significant milestone that reflects our unwavering commitment to operational excellence and strategic growth. We extend our sincere gratitude to the Nasdaq team for their prompt review and approval of our request, affirming our compliance with all applicable criteria for continued listing on the Nasdaq Capital Market.

FiEE, Inc. is currently undergoing a strategic transformation aimed at capitalizing on broader market opportunities. Central to this evolution is our integrated approach, where cyber-hardened IoT connectivity converges with AI-driven content creation and audience targeting. This synergy is designed to empower Key Opinion Leaders (KOLs) and brands to achieve accelerated growth and deeper audience engagement. Leveraging IoT-connectivity solutions, AI and big data analytics, we are capable of delivering intelligent, multimedia and multilingual content tailored to diverse audiences. Coupling with AI targeting analysis, we enhance audience targeting capabilities, ensuring effective content placement and personalized promotions.

As we advance, our focus remains on continuous innovation and strategic initiatives that drive long-term growth and shareholder value.”

About FiEE, Inc.

FiEE, Inc. (NASDAQ: MINM), formerly Minim, Inc., was founded in 1977. It has a historical track record of delivering comprehensive WiFi/Software as a Service platform in the market. After years of development, it made the strategic decision to transition to a Software First Model in 2023 to expand our technology portfolio and revenue streams. In 2025, FiEE, Inc. rebranded itself as a technology company leveraging the expertise in IoT, connectivity, and artificial intelligence (“AI”) to explore new business prospects and extend our global footprint.

Our services are structured into four key categories: Cloud-Managed Connectivity (WiFi) Platform, IoT Hardware Sales & Licensing, SAAS Solutions, and Professional To-C and To-B Services & Support. Notably, we have introduced our innovative Software as a Service (“SaaS”) solutions, which integrate our AI and data analytics capabilities into content creation and brand management. This initiative has led to the nurturing of a robust pool of Key Opinion Leaders (KOLs) on major social media platforms worldwide, assisting them in developing, managing, and optimizing their digital presence across global platforms. Our services include customized graphics and posts, short videos, and editorial calendars tailored to align with brand objectives.

Forward-Looking Statements
This communication contains forward-looking statements which include, but are not limited to, statements regarding the Company’s listing of its common stock on Nasdaq; the impact of the listing; the Company’s business strategy, including its strategic transformation; and the Company’s ability to drive long-term growth and shareholder value. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the Company to maintain compliance with the Nasdaq continued listing standards; the impact of fluctuations in global financial markets on the Company’s business and the actions it may take in response thereto; the Company’s ability to execute its plans and strategies; and the impact of government laws and regulations. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and elsewhere in the Company’s subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the U.S. Securities and Exchange Commission from time to time and available at www.sec.gov.

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fiee@dlkadvisory.com

Source: FiEE, Inc.